UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Rd, Suite 100

Middleton, MA 01949

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on April 10, 2025, Nasdaq notified the Company that based upon the Company’s closing bid price for the previous 30 consecutive business days (February 26, 2025 through April 9, 2025), the Company no longer met the listed securities requirement to maintain a minimum bid price of $1 per share pursuant to Nasdaq Rules 5550(a)(2). On April 14, 2026, the Company was removed from the Nasdaq Stock Market for failing to regain compliance with the Minimum Bid Price Rule.

On April 9, 2026, the Company appealed the Nasdaq Staff’s delisting determination. The Company was granted an appeal of the Nasdaq Staff’s delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. The Company attended its initial appeal meeting on May 12, 2026 and is currently working with the Nasdaq Hearings Panel to demonstrate that the Company has a plan that will enable the Company to satisfy the requirements for re-listing on The Nasdaq Capital Market.

On June 17, 2026, the Hearings Panel notified the company that it would grant the Company continued listing on the Nasdaq Capital Market subject to the completion of certain compliance conditions. Under the terms of the Panel’s decision, SCWorx must demonstrate compliance with Nasdaq’s minimum bid price requirement by achieving a closing bid price of at least $1.00 per share for a minimum of twenty (20) consecutive trading days, as required under Nasdaq Listing Rule 5815(c)(4) subject to the following:

●	On or before July 22, 2026, the Company shall obtain shareholder approval for a RSS at a ratio sufficient to achieve a post-split price reasonably expected to sustain compliance with the Bid Price Rule.

●	On or before August 3, 2026, the Company shall have effected a reverse stock split.

●	On or before August 28, 2026, the Company shall demonstrate compliance with the Bid Price Rule by evidencing a closing bid price at or above $1.00 per share for a minimum of 20 consecutive trading days.

On July 24, 2026, the Company received a partial compliance letter from Nasdaq confirming the Company’s compliance with the first provision of its compliance plan to regain Nasdaq Eligibility.

The Company is currently working to regain compliance with all applicable Nasdaq Listing Rules. However, there can be no assurance that if the Company will be successful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated July 29, 2026*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herwith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2026

SCWorx Corp.

By:	/s/Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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